UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

October 22, 2009

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disclosure Activities.

On October 22, 2009, Modine Manufacturing Company (the “Company”) announced its plans to close its Harrodsburg, Kentucky manufacturing plant.  The decision to close the Harrodsburg plant was communicated to affected employees on October 22, 2009.  The Company expects the closure of the Harrodsburg facility to be completed in six to nine months.  This action is part of the Company’s previously announced ongoing initiatives of its strategic Four-Point Plan.

The Company expects to incur approximately $3.1 million in charges over the closure period, consisting of $1.8 million of employee-related costs and $1.3 of other related costs.  In addition, the Company anticipates some production inefficiencies related to the transfer of existing programs to other facilities.  The Company expects cash-related expenditures for this closure action to be approximately $3.8 million, which includes approximately $0.7 million of capital expenditures related to these transfers.

This Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 as indicated by the use of the word “expects.” The Company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, including, but not limited to, those described under “Risk Factors” in Item 1A. in Part I. of the Company’s Annual Report on Form 10-K for the year ended March 31, 2009 as revised by Exhibit 99.1 to the Company’s Current Report on Form 8-K dated September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development,
General Counsel and Secretary

Date:  October 26, 2009